                                                                       Exhibit 4


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                      AMENDED AND RESTATED CREDIT AGREEMENT


                          dated as of November 2, 1998


                                      among


                           PARK-OHIO INDUSTRIES, INC.,

                                  as Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,


                                    as Banks,


                          KEYBANK NATIONAL ASSOCIATION,


                            as Administrative Agent,


                                       and


                          THE HUNTINGTON NATIONAL BANK,


                                  as Co-Agent.



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


                                TABLE OF CONTENTS
                                -----------------

                                                                                      Page
                                                                                      ----

ARTICLE I. DEFINITIONS ..................................................................1

ARTICLE II. AMOUNT AND TERMS OF CREDIT .................................................12

         SECTION 2.1.  AMOUNT AND NATURE OF CREDIT .....................................12
         SECTION 2.2.  CONDITIONS TO LOANS .............................................14
         SECTION 2.3.  PAYMENT ON NOTES, ETC ...........................................16
         SECTION 2.4.  PREPAYMENT ......................................................16
         SECTION 2.5.  COMMITMENT AND OTHER FEES; REDUCTION OF COMMITMENTS .............17
         SECTION 2.6.  COMPUTATION OF INTEREST AND FEES; DEFAULT
                               RATE ....................................................17
         SECTION 2.7.  MANDATORY PAYMENT ...............................................18
         SECTION 2.8.  EXTENSION OR INCREASE OF COMMITMENT .............................18

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS; INCREASED CAPITAL; TAXES ...18

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC ............................18
         SECTION 3.2. TAX LAW, ETC .....................................................19
         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST
                              RATE UNASCERTAINABLE .....................................20
         SECTION 3.4. INDEMNITY ........................................................20
         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS
                              UNLAWFUL .................................................20
         SECTION 3.6. FUNDING ..........................................................20
         SECTION 3.7. CAPITAL ADEQUACY .................................................21

ARTICLE IV. CONDITIONS PRECEDENT .......................................................21

         SECTION 4.1. NOTES ............................................................21
         SECTION 4.2. GUARANTIES OF PAYMENT OF DEBT ....................................21
         SECTION 4.3. OFFICER'S CERTIFICATE ............................................22
         SECTION 4.4. LEGAL OPINION ....................................................22
         SECTION 4.5. CLOSING, AGENTS',  AND LEGAL FEES ................................22
         SECTION 4.6. GOOD STANDING CERTIFICATES; LIEN SEARCHES ........................22
         SECTION 4.7. NO MATERIAL ADVERSE CHANGE .......................................22
         SECTION 4.8. MISCELLANEOUS ....................................................22

ARTICLE V.  COVENANTS ..................................................................22

         SECTION 5.1. INSURANCE ........................................................22
         SECTION 5.2. MONEY OBLIGATIONS ................................................23
         SECTION 5.3. FINANCIAL STATEMENTS .............................................23
         SECTION 5.4. FINANCIAL RECORDS ................................................24
         SECTION 5.5. FRANCHISES .......................................................24
         SECTION 5.6. ERISA COMPLIANCE .................................................24
         SECTION 5.7. FINANCIAL COVENANTS ..............................................25
         SECTION 5.8. BORROWING ........................................................25
         SECTION 5.9. LIENS ............................................................25
         SECTION 5.10. REGULATIONS U and X .............................................26
         SECTION 5.11. INVESTMENTS AND LOANS ...........................................26
         SECTION 5.12. MERGER AND SALE OF ASSETS .......................................27
         SECTION 5.13. ACQUISITIONS ....................................................27
         SECTION 5.14. NOTICE ..........................................................28
         SECTION 5.15. ENVIRONMENTAL COMPLIANCE ........................................28
         SECTION 5.16. AFFILIATE TRANSACTIONS ..........................................28
         SECTION 5.17. CORPORATE NAMES .................................................29
         SECTION 5.18. SUBSIDIARY GUARANTIES ...........................................29
         SECTION 5.19. RESTRICTED PAYMENTS .............................................29

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES ............................................29

         SECTION 6.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN
                               QUALIFICATION ...........................................29
         SECTION 6.2. CORPORATE AUTHORITY ..............................................30
         SECTION 6.3. COMPLIANCE WITH LAWS .............................................30
         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS ........................30
         SECTION 6.5. TITLE TO ASSETS ..................................................31
         SECTION 6.6. LIENS AND SECURITY INTERESTS .....................................31
         SECTION 6.7. TAX RETURNS ......................................................31
         SECTION 6.8. ENVIRONMENTAL LAWS ...............................................31
         SECTION 6.9. EMPLOYEE BENEFITS PLANS ..........................................31
         SECTION 6.10. CONSENTS OR APPROVALS ...........................................32
         SECTION 6.11. SOLVENCY ........................................................32
         SECTION 6.12. FINANCIAL STATEMENTS ............................................32
         SECTION 6.13. REGULATIONS .....................................................33
         SECTION 6.14. MATERIAL AGREEMENTS .............................................33
         SECTION 6.15. INTELLECTUAL PROPERTY ...........................................33
         SECTION 6.16. INSURANCE .......................................................33
         SECTION 6.17. ACCURATE AND COMPLETE STATEMENTS ................................33
         SECTION 6.18. INDENTURE .......................................................33

         SECTION 6.19. NEW CREDIT FACILITY .............................................34
         SECTION 6.20. DEFAULTS ........................................................34
         SECTION 6.21. YEAR 2000 COMPLIANCE ............................................34

ARTICLE VII.  EVENTS OF DEFAULT ........................................................34

         SECTION 7.1. PAYMENTS .........................................................34
         SECTION 7.2. SPECIAL COVENANTS ................................................34
         SECTION 7.3. OTHER COVENANTS ..................................................34
         SECTION 7.4. REPRESENTATIONS AND WARRANTIES ...................................34
         SECTION 7.5. CROSS DEFAULT ....................................................35
         SECTION 7.6. ERISA DEFAULT ....................................................35
         SECTION 7.7. CHANGE IN MANAGEMENT/CONTROL .....................................35
         SECTION 7.8. MONEY JUDGMENT ...................................................35
         SECTION 7.9. DESIGNATED SENIOR INDEBTEDNESS/ PERMITTED  INDEBTEDNESS ..........35
         SECTION 7.10. INDENTURE .......................................................35
         SECTION 7.11. VALIDITY OF LOAN DOCUMENTS ......................................36
         SECTION 7.12. SOLVENCY ........................................................36

ARTICLE VIII.  REMEDIES UPON DEFAULT....................................................36

         SECTION 8.1. OPTIONAL DEFAULTS.................................................36
         SECTION 8.2. AUTOMATIC DEFAULTS................................................37
         SECTION 8.3. OFFSETS                                                           37
         SECTION 8.4. EQUALIZATION PROVISION............................................37

ARTICLE IX.  THE AGENTS.................................................................37

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION.....................................38
         SECTION 9.2. NOTE HOLDERS......................................................38
         SECTION 9.3. CONSULTATION WITH COUNSEL.........................................38
         SECTION 9.4. DOCUMENTS.........................................................38
         SECTION 9.5. AGENTS AND AFFILIATES.............................................38
         SECTION 9.6. KNOWLEDGE OF DEFAULT..............................................38
         SECTION 9.7. ACTION BY AGENTS..................................................38
         SECTION 9.8. NOTICES, DEFAULT, ETC.............................................39
         SECTION 9.9. INDEMNIFICATION OF AGENTS.........................................39
         SECTION 9.10. SUCCESSOR AGENT..................................................39

ARTICLE X.  MISCELLANEOUS...............................................................40

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION.................................40
         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES...................................40
         SECTION 10.3. AMENDMENTS, CONSENTS.............................................40
         SECTION 10.4. NOTICES .........................................................41
         SECTION 10.5. COSTS, EXPENSES AND TAXES........................................41
         SECTION 10.6. INDEMNIFICATION..................................................41
         SECTION 10.7 OBLIGATIONS SEVERAL; NO FIDUCIARY
                                    OBLIGATIONS.........................................41
         SECTION 10.8. EXECUTION IN COUNTERPARTS........................................42
         SECTION 10.9. BINDING EFFECT; BORROWER'S ASSIGNMENT............................42
         SECTION 10.10. ASSIGNMENTS/PARTICIPATIONS......................................42
         SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS;
                                    ATTACHMENTS.........................................44
         SECTION 10.12. INVESTMENT PURPOSE..............................................45
         SECTION 10.13. ENTIRE AGREEMENT................................................45
         SECTION 10.14. GOVERNING LAW; SUBMISSION TO JURISDICTION.......................45
         SECTION 10.15. JURY TRIAL WAIVER...............................................46

SCHEDULE 1 .............................................................................47

SCHEDULE 2 GUARANTORS OF PAYMENT........................................................48

EXHIBIT A  TRANCHE A NOTE...............................................................49

EXHIBIT B  TRANCHE B NOTE...............................................................51

EXHIBIT C  TRANCHE C NOTE...............................................................53

EXHIBIT D  FORM OF COMPLIANCE CERTIFICATE ..............................................56

EXHIBIT E  FORM OF ASSIGNMENT  AND ACCEPTANCE AGREEMENT.................................57

ANNEX 1  TO ASSIGNMENT AND ACCEPTANCE AGREEMENT.........................................61

         This AMENDED AND RESTATED CREDIT AGREEMENT (as it may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 2nd day of November, 1998, among PARK-OHIO INDUSTRIES, INC., an Ohio corporation, 23000 Euclid Avenue, Euclid, Ohio 44117 ("Borrower"), the banking institutions named in SCHEDULE 1 attached hereto and made a part hereof (collectively, "Banks", and individually, "Bank"), KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as administrative agent for the Banks under this Agreement ("Administrative Agent"), and THE HUNTINGTON NATIONAL BANK, 917 Euclid Avenue, Cleveland, Ohio 44115, as co-agent for the Banks under this Agreement ("Co-Agent", and, together with Administrative Agent, "Agents").


                                   WITNESSETH:

         WHEREAS, Borrower, Agents and the Banks are parties to a Credit Agreement dated as of January 14, 1998 (the "Original Credit Agreement");

         WHEREAS, Borrower, Agents and the Banks desire to amend and restate the Original Credit Agreement to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:


                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of more than fifty percent (50%) of the stock (or other equity interest) of any Person, or (c) the acquisition of another Person (other than a Company) by a merger or consolidation or any other combination with such Person.

         "Adjusted Prime Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one and one-half percent (1-2%) in excess of the Federal Funds Effective Rate. Any change in the Adjusted Prime Rate shall be effective immediately from and after such change in the Adjusted Prime Rate.

         "Administrative Agent Fee Letter" shall mean the Administrative Agent Fee Letter from Borrower to Administrative Agent, dated as of the Closing Date.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Applicable Margin" shall mean, with respect to any Loan, the number of basis points (depending upon whether such Loan is a Prime Rate Loan or a LIBOR
Loan) set forth in the following matrix:

--------------------------------------------------------------------------------------------------------------------
                                                                   APPLICABLE BASIS            APPLICABLE BASIS
                        TYPE OF LOAN                               POINTS FOR LIBOR            POINTS FOR PRIME
                                                                        LOANS                     RATE LOANS
--------------------------------------------------------------------------------------------------------------------
Tranche A Loan                                                      90 basis points            -100 basis points
--------------------------------------------------------------------------------------------------------------------
Tranche B Loan                                                     150 basis points             -50 basis points
--------------------------------------------------------------------------------------------------------------------
Tranche C Loan                                                     170 basis points             -30 basis points
--------------------------------------------------------------------------------------------------------------------

The above matrix does not modify or waive, in any respect, the requirements of
Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of Agent and the Banks pursuant to Articles VII and VIII hereof.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of EXHIBIT E hereto.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         "Change in Control" shall mean (a) the acquisition by any Person or group (other than Edward F. Crawford and his immediate family) of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect) of thirty-three percent (33%) or more of the outstanding shares of voting stock of (i) Borrower (except that Parent may acquire one hundred percent (100%) of the voting stock of Borrower) or (ii) Parent, if Parent shall have been created, or (b) a "Change of Control", as defined in the Indenture, shall have occurred.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Commitment" shall mean the obligation hereunder of the Banks to make Loans pursuant to the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments up to the Total Commitment Amount during the Commitment Period.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as described in SCHEDULE 1 hereof.

         "Commitment Period" shall mean the period from the Closing Date to April 30, 2001, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Company" shall mean Borrower, Parent or a Subsidiary of Borrower.

         "Companies" shall mean Borrower, Parent and all Subsidiaries of Borrower.

         "Compliance Certificate" shall mean a certificate in the form of EXHIBIT D hereto.

         "Computer System" shall mean a computer system and all related peripherals, including, but not limited to, hardware, software, devices and systems.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for the purchase.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the Depreciation and Amortization Charges of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBIT" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) income taxes, and (b) Consolidated Interest Expense; provided, however, that all charges recorded for costs that are properly classified as non-recurring in accordance with GAAP shall be excluded from Consolidated Net Earnings.

         "Consolidated EBITDA" shall mean, for any period, (a) Consolidated EBIT, plus (b) Consolidated Depreciation and Amortization Charges.

         "Consolidated Interest Expense" shall mean, for any period, Consolidated interest expense of Borrower and its Subsidiaries for such period, determined in accordance with GAAP.

         "Consolidated Net Earnings" shall mean the net earnings (losses) of Borrower, after taxes and after extraordinary items, determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, the Consolidated shareholders' equity of Borrower and its Subsidiaries, determined as of such date in accordance with GAAP.

         "Consolidated Pro-Forma EBITDA" shall mean the sum of (a) Consolidated EBITDA, plus (b)(i) without duplication, the EBITDA of Companies acquired by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters to the extent that such EBITDA of Companies acquired is confirmed by audited financial or other information satisfactory to Agents, minus (ii) EBITDA of Companies disposed of by Borrower and its Subsidiaries during the most recently completed four (4) fiscal quarters.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Debt" shall mean, collectively, (a) all Indebtedness incurred by Borrower to Agents or the Banks pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; and (c) the commitment fees, other fees and any prepayment fees payable hereunder.

         "Default Rate" shall mean a rate per annum that shall be two percent (2%) in excess of the Adjusted Prime Rate from time to time in effect.

         "Depreciation and Amortization Charges" shall mean, for any period, in accordance with GAAP, the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of a Person for such period.

         "Derived LIBOR Rate" shall mean, with respect to any Loan, a rate per annum equal to the sum of the Applicable Margin applicable to such Loan plus the LIBOR Rate.

         "Derived Prime Rate" shall mean, with respect to any Loan, a rate per annum equal to the sum of the Applicable Margin applicable to such Loan plus the Adjusted Prime Rate.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "EBITDA" shall mean, for any period, in accordance with GAAP, net earnings for such period plus the aggregate amounts deducted in determining such net earnings in respect of (a) income taxes, (b) interest expense, and (c) Depreciation and Amortization Charges.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean: (a) the existence of any condition or event with respect to an ERISA Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company, (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code
Section 4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company, (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307, (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC, (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively), (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241, (g) an ERISA Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan fails to meet the requirements of Code Section 401(k), (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan, (i) a Controlled Group member or an ERISA Plan fails to satisfy any requirements of law applicable to an ERISA Plan, (j) a claim, action, suit, audit or investigation is pending or threatened with respect to an ERISA Plan, other than a routine claim for benefits, or (k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, ET. SEQ. or Code
Section 4980B.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board, and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements, without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or controller.

         "Funded Indebtedness" shall mean, for any period, all Indebtedness that is funded, including, but not limited to, current, long-term and Subordinated Indebtedness; provided, however, that (a) reimbursement obligations (contingent or otherwise) under any letter of credit, banker's acceptance, interest rate swap, cap, collar or floor agreement or other interest rate management device shall not be deemed to be "funded" so long as such obligation remains solely a contingent obligation, and (b) any guaranty shall be deemed to be "funded" but shall be measured without duplication to Indebtedness otherwise included as "funded".

         "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower; provided that, with respect to changes in generally accepted accounting principles that become effective following the Closing Date with respect to non-cash items, such changes shall not be given effect if Borrower, Agents and the Majority Banks agree not to give effect to such changes for the purpose of evaluating the Companies' financial condition or performance under this Agreement.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or a Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean any one of the Companies listed on
SCHEDULE 2 attached hereto, which Companies are each executing and delivering a Guaranty of Payment, or any other

Person that shall execute and deliver a Guaranty of Payment to Administrative Agent, for the benefit of the Banks, subsequent to the Closing Date.

         "Guaranty of Payment" shall mean each of the guaranties of payment of the Debt executed and delivered on or after the Closing Date in connection herewith by the Guarantors of Payment, as the same may be from time to time amended, restated or otherwise modified.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business, and any guaranties thereof by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all lease obligations which have been or should be capitalized on the books of such Company in accordance with GAAP, (e) all reimbursement obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (f) all synthetic leases, and (g) any other transaction (including forward sale or purchase agreements or agreements for the sale of receivables on a full recourse basis) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Indenture" shall mean that certain Indenture dated as of November 25, 1997, between Borrower and Norwest Bank Minnesota, National Association, as trustee, pursuant to which the Senior Subordinated Notes were issued to the Senior Subordinated Noteholders, as the same may be from time to time amended, restated or otherwise modified.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one (1) month, two (2) months, three (3) months or six (6) months, in each case as Borrower may select upon notice, as set forth in Section 2.2 hereof, provided that: (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such LIBOR Loan to a Prime Rate Loan at the end of the then current Interest Period; and (b) Borrower may not select any Interest Period for a LIBOR Loan that ends after any date when principal is due on such LIBOR Loan.

         "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio for Borrower of (a) Total Funded Indebtedness (based upon the financial statements of Borrower for the most recently completed fiscal quarter), to (b) Consolidated Pro-Forma EBITDA (based upon the financial statements of Borrower for the most recently completed four (4) fiscal quarters).

         "Leverage Ratio Condition" shall mean any time during which the aggregate principal amount of Loans outstanding hereunder are, or are projected to be, based upon any proposed Acquisition, in excess of One Hundred Million Dollars ($100,000,000).

         "LIBOR Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of: (a) the per annum rate of interest, determined by Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Telerate Service, Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period, DIVIDED BY (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Percentage applicable to Administrative Agent. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause
(a) hereof) shall be the rate, determined by Administrative Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit extended to Borrower by the Banks in accordance with Section 2.1A, B or C hereof.

         "Loan Documents" shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, the Administrative Agent Fee Letter and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Majority Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount outstanding under the Notes.

         "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
SCHEDULE 1 hereto.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Note" shall mean any Tranche A Note, Tranche B Note, Tranche C Note, or other note delivered pursuant to this Agreement.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Parent" shall mean Park-Ohio Holdings Corp., an Ohio corporation, together with its successors and assigns.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Parent Loans" shall mean loans to Parent from Borrower or a Subsidiary of Borrower for any of the following purposes: (a) franchise taxes and other fees required to maintain Parent's corporate existence, (b) costs associated with preparation of required documents for filing with the SEC and with any exchange on which Parent's securities are traded, (c) federal, state, foreign and local taxes to the extent that such taxes are attributable to the ownership of Borrower and its Subsidiaries, (d) payments, directly or indirectly, to employees to repurchase capital stock of Parent upon the death, disability or termination of employment of such employees, in amounts not to exceed the aggregate, for all such payments pursuant to this subpart (d), of One Million Five Hundred Thousand Dollars ($1,500,000) per year, and (e) loans (in addition to the loans permitted by subparts (a) through (d) hereof) made by Borrower or any Subsidiary of Borrower to Parent which shall not exceed the aggregate amount, for all such loans by Borrower and its Subsidiaries, of Two Million Dollars ($2,000,000) at any time outstanding.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Prime Rate" shall mean the interest rate established from time to time by Administrative Agent as Administrative Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Administrative Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Prime Rate Loan" shall mean a Loan described in Section 2.1 hereof on which Borrower shall pay interest at a rate based on the Adjusted Prime Rate.

         "Projected Leverage Ratio" shall mean, with respect to any proposed Acquisition, the ratio of (a) Funded Indebtedness as projected to exist on the date of consummation of such Acquisition to (b) Consolidated Proforma EBITDA, taking into account the EBITDA of the Person to be acquired (or portion thereof attributable to the Person to be acquired), as calculated for the four (4) most recently completed fiscal quarters.

         "Related Writing" shall mean the Loan Documents and any assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by a Company or any Obligor, or any of their respective officers, to Agents or the Banks pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Restricted Payment" shall mean, with respect to any Company, (a) any amount paid in redemption (including any mandatory redemption or optional redemption), retirement, repurchase, direct or indirect, of (i) any shares of any class of capital stock or other equity interests of such Company, or (ii) the Senior Subordinated Notes or any other Subordinated Indebtedness; or (b) the exercise by such Company of any right of defeasance or covenant defeasance or similar right with respect to the Senior Subordinated Notes or any other Subordinated Indebtedness.

         "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

         "Senior Subordinated Noteholder" shall mean any one of the Senior Subordinated Noteholders under the Indenture.

         "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued pursuant to the Indenture.

         "Sister Company" shall mean a Person which is a Subsidiary of Parent but which is not a Subsidiary of Borrower.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Banks) in favor of the prior payment in full of the Debt.

         "Subsidiary" of a Person shall mean (a) a corporation more than fifty percent (50%) of the voting power or capital stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such

Person, (b) a partnership or limited liability company of which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which such Person or one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

         "Total Capitalization" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the sum of Borrower's (a) Consolidated Net Worth, plus (b) Total Senior Funded Indebtedness, plus (c) the outstanding principal on the Senior Subordinated Notes.

         "Total Commitment Amount" shall mean the principal amount of One Hundred Fifty Million Dollars ($150,000,000) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "Total Funded Indebtedness" shall mean, on a Consolidated basis and in accordance with GAAP, all Funded Indebtedness of Borrower.

         "Total Senior Funded Indebtedness" shall mean Total Funded Indebtedness of [Borrower and its Subsidiaries] except Subordinated Indebtedness.

         "Tranche A Commitment" shall mean the obligation hereunder of each Bank to participate in the making of Tranche A Loans, during the Commitment Period, up to the aggregate amount set forth opposite such Bank's name under the column headed "Tranche A Commitment Amount" as set forth on SCHEDULE 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof); provided that the aggregate amount of the Tranche A Commitments for all Banks shall not exceed One Hundred Million Dollars ($100,000,000).

         "Tranche A Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.

         "Tranche A Note" shall mean any Tranche A Note executed and delivered pursuant to Section 2.1A hereof.

         "Tranche B Commitment" shall mean the obligation hereunder of each Bank to participate in the making of Tranche B Loans, during the Commitment Period, up to the aggregate amount set forth opposite such Bank's name under the column headed "Tranche B Commitment Amount" as set forth on SCHEDULE 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof); provided that the aggregate amount of the Tranche B Commitments for all Banks shall not exceed Twenty-Five Million Dollars ($25,000,000).

         "Tranche B Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1B hereof.

         "Tranche B Note" shall mean any Tranche B Note executed and delivered pursuant to Section 2.1B hereof.

         "Tranche C Commitment" shall mean the obligation hereunder of each Bank to participate in the making of Tranche C Loans, during the Commitment Period, up to the aggregate amount set forth opposite such Bank's name under the column headed "Tranche C Commitment Amount" as set forth on SCHEDULE 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.5 hereof); provided that the aggregate amount of the Tranche C Commitments for all Banks shall not exceed Twenty-Five Million Dollars ($25,000,000).

         "Tranche C Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1C hereof.

         "Tranche C Note" shall mean any Tranche C Note executed and delivered pursuant to Section 2.1C hereof.

         "Unmatured Event of Default" shall mean an event or condition that constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Majority Banks in writing.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Year 2000 Compliant" shall mean that a Computer System will operate accurately, without interruption and with no negative change in performance due to the change of the millennium.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank will participate to the extent hereinafter provided in making Loans to Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this Agreement be in excess of the Total Commitment Amount.

         Each Bank, for itself and not one for any other, agrees to participate in Loans made hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrower the aggregate principal amount then outstanding on the Notes issued to such Bank, shall not be in excess of the Maximum Amount for such Bank, and (b) such aggregate principal amount outstanding on the Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (including the Notes held by such Bank) that is such Bank's Commitment Percentage.

         Each borrowing from the Banks hereunder shall be made pro rata according to the Banks' respective Commitment Percentages. The Loans may be made as Tranche A Loans, Tranche B Loans and Tranche C Loans as follows:

         A. Tranche A Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Tranche A Loan or Tranche A Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Tranche A Commitments. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche A Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Prime Rate Loans, or (b) LIBOR Loans.

         Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid at the Derived Prime Rate from time to time in effect. Interest on such Prime Rate Loans shall be payable, commencing December 31, 1998, and on the last day of each succeeding March, June, September and December of each year and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived LIBOR Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Tranche A Note of Borrower in the form of EXHIBIT A hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Tranche A Commitment, or, if less, the aggregate unpaid principal amount of Tranche A Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         B. Tranche B Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Tranche B Loan or Tranche B Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Tranche B Commitments; provided, however, that Borrower shall not request any Tranche B Loan hereunder unless the Tranche A Commitments have been fully funded. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche B Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Prime Rate Loans, or (b) LIBOR Loans.

         Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid at the Derived Prime Rate from time to time in effect. Interest on such Prime Rate Loans shall be payable, commencing December 31, 1998, and on the last day of each succeeding March, June, September and December of each year and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived LIBOR Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Tranche B Note of Borrower in the form of EXHIBIT B hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Tranche B Commitment, or, if less, the aggregate unpaid principal amount of Tranche B Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1B to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         C. Tranche C Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks shall make a Tranche C Loan or Tranche C Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Tranche C Commitments; provided, however, that Borrower shall not request any Tranche C Loan hereunder unless the Tranche A Commitments and Tranche B Commitments have been fully funded. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Tranche C Loans, maturing on the last day of the Commitment Period, by means of any combination of (a) Prime Rate Loans, or (b) LIBOR Loans.

         Borrower shall pay interest on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid at the Derived Prime Rate from time to time in effect. Interest on such Prime Rate Loans shall be payable, commencing December 31, 1998, and on the last day of each succeeding March, June, September and December of each year and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived LIBOR Rate, fixed in advance for each Interest Period as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         The obligation of Borrower to repay the Prime Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Tranche C Note of Borrower in the form of EXHIBIT C hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Tranche C Commitment, or, if less, the aggregate unpaid principal amount of Tranche C Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1C to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         SECTION 2.2. CONDITIONS TO LOANS. The obligation of the Banks to make, convert or continue any Loan hereunder is conditioned, in the case of each borrowing, conversion or continuation hereunder, upon:

         (a) all conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) receipt by Administrative Agent of a notice of a request for a Loan, such notice (i) to contain the proposed date and aggregate amount of the requested borrowing and initial Interest Period, if applicable, and (ii) to be received by 1:00 P.M. (Cleveland, Ohio time) on the proposed date of borrowing with respect to Prime Rate Loans and, with respect to LIBOR Loans, by 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of borrowing, conversion or continuation. Such notice shall be given by a Financial Officer of Borrower, except that, with respect to a notice requesting Loans in an aggregate amount of less than Five Million Dollars ($5,000,000), such request may be made by Anita Woodworth, or such other agent of Borrower who may be authorized by Borrower in a writing delivered to Administrative Agent. Administrative Agent shall notify each Bank of the date, amount and initial interest period (if applicable) promptly upon the receipt of such notice, and, in any event, by 3:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date such Loan is to be made, each Bank shall provide

Administrative Agent, not later than 4:00 P.M. (Cleveland, Ohio time), with the amount in federal or other immediately available funds, required of it;

         (c) Borrower's request for a Prime Rate Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000), increased by increments of One Hundred Thousand Dollars ($100,000), and Borrower's request for a LIBOR Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Two Hundred Fifty Thousand Dollars ($250,000);

         (d) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan would exist; and

         (e) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, except to the extent that any thereof expressly relate to an earlier date.

         At the request of Borrower, subject to the notice and other provisions of this Section 2.2, Bank shall convert Prime Rate Loans to LIBOR Loans at any time and shall convert LIBOR Loans to Prime Rate Loans on any Interest Adjustment Date. Each request by Borrower for the making, conversion or continuation of a Loan hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in
(d) and (e) above.

         At no time shall Borrower request that LIBOR Loans be outstanding for more than six (6) different Interest Periods at any time, and, if Prime Rate Loans are outstanding, then LIBOR Loans shall be limited to five (5) different Interest Periods at any time.

         Each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Agents and the Banks against any loss or expense incurred by Agents or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3. PAYMENT ON NOTES, ETC. Each payment made on Loans hereunder shall be applied first to Tranche C Loans, if any are outstanding, then to Tranche B Loans, if any are outstanding, and then to Tranche A Loans. All payments of principal, interest and commitment and other fees shall be made to Administrative Agent in immediately available funds for the account of the Banks, and Administrative Agent, within one (1) Business Day, shall distribute to each Bank its ratable share of the amount of principal, interest, and commitment and other fees received by it for the account of such Bank. Each Bank shall record (a) any principal, interest or other payment, and (b) the principal amount of the Prime Rate Loans and the LIBOR Loans and all prepayments thereof and the applicable dates with respect thereto, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under each such Note. The aggregate unpaid amount of Loans set forth on the records of Administrative Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that with respect to any LIBOR Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Banks, all or any part of the principal amount of the Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Administrative Agent notice of prepayment of any Prime Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made. Prepayments of Prime Rate Loans shall be without any premium or penalty.

         In any case of prepayment of a LIBOR Loan, Borrower agrees that if the reinvestment rate, as quoted by the money desk of Administrative Agent ("Reinvestment Rate"), shall be lower than the LIBOR Rate applicable to the LIBOR Loan which is intended to be prepaid (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Administrative Agent, promptly pay to Administrative Agent, for the benefit of the Banks, in immediately available funds, a prepayment fee equal to the product of (a) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (b) the principal amount of the LIBOR Loan which is to be prepaid, times (c) (i) the number of days remaining in the Interest Period of the LIBOR Loan which is to be prepaid divided by (ii) three hundred sixty (360). In addition, Borrower shall immediately pay directly to Administrative Agent, for the account of the Banks, the amount of any additional costs or expenses (including, without limitation, cost of telex, wires, or cables) incurred by Administrative Agent or the Banks in connection with the prepayment, upon Borrower's receipt of a written statement from Administrative Agent. Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than One Million Dollars ($1,000,000), except in the case of a mandatory prepayment pursuant to Section 2.7 or Article III hereof.

         SECTION 2.5.      COMMITMENT AND OTHER FEES; REDUCTION OF COMMITMENTS.

         (a) Borrower shall pay to Administrative Agent, for the ratable account of the Banks, as a consideration for the Tranche A Commitment, a commitment fee from the Closing Date to and including the last day of the Commitment Period equal to (i) one-fourth percent (1/4%) per annum, times (ii) the average daily unborrowed amount of the Tranche A Commitment. The commitment fee shall be payable, in arrears, on December 31, 1998 and on the last day of each March, June, September and December thereafter, and on the last day of the Commitment Period.

         (b) Borrower shall pay to Administrative Agent, for the ratable account of the Banks, as a consideration for the Tranche B Commitment, a commitment fee from the Closing Date to and including the last day of the Commitment Period equal to (i) three-eighths percent (3/8%) per annum, times (ii) the average daily unborrowed amount of the Tranche B Commitment. The commitment fee shall be payable, in arrears, on December 31, 1998 and on the last day of each March, June, September and December thereafter, and on the last day of the Commitment Period.

         (c) Borrower shall pay to Administrative Agent, for the ratable account of the Banks, as a consideration for the Tranche C Commitment, a commitment fee from the Closing Date to and including the last day of the Commitment Period equal to (i) three-eighths percent (3/8%) per annum, times (ii) the average daily unborrowed amount of the Tranche C Commitment. The commitment fee shall be payable, in arrears, on December 31, 1998 and on the last day of each March, June, September and December thereafter, and on the last day of the Commitment Period.

         (d) Borrower shall pay to Administrative Agent, for its sole benefit, on the Closing Date and on each anniversary of the Closing Date, all fees as set forth in the Administrative Agent Fee Letter from Administrative Agent to Borrower dated the Closing Date and accepted by Borrower on the Closing Date.

         (e) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Commitment of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding, by giving Agents not fewer than five (5) Business Days' notice, provided that any partial reduction shall be in an aggregate amount for all of the Banks of Five Million Dollars ($5,000,000) or any multiple thereof. Administrative Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. After each such reduction, the commitment fees payable hereunder shall be calculated upon the Commitment of the Banks as so reduced. If Borrower reduces in whole the Commitment of the Banks, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and commitment and other fees accrued and unpaid), all of the Notes shall be delivered to Administrative Agent marked "Canceled" and Administrative Agent shall redeliver such Notes to Borrower. Any partial reduction in the Commitment of the Banks shall be effective during the remainder of the Commitment Period.

         SECTION 2.6. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans and commitment and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         SECTION 2.7. MANDATORY PAYMENT. If the sum of the aggregate principal amount of all Loans outstanding at any time exceeds the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the aggregate outstanding principal amount of all Loans within the Commitment of the Banks. Any prepayment of a LIBOR Loan pursuant to this Section 2.7 shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 2.8. EXTENSION OR INCREASE OF COMMITMENT. Upon the written request of Borrower received by Agents at least ninety (90) days prior to any anniversary of the Closing Date (prior to the last day of the Commitment Period), the Banks shall have the option of extending the Commitment for an additional year. Each such extension shall require the unanimous written consent of each of the Banks. In the event that the Commitment is at any time increased, Borrower shall pay to Administrative Agent, for the benefit of the Banks in accordance with their respective Commitment Percentages, an increase fee of one-fourth percent (1/4%) of the amount by which the Commitment has been increased. Such increase fee shall be in addition to all fees, costs and other amounts payable under the terms of this Agreement or as may otherwise be negotiated between Borrower and the Banks.

              ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR
                        LOANS; INCREASED CAPITAL; TAXES.

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Loan by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder any LIBOR Loan or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loan, then, upon demand by such Bank, Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this
Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Administrative Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof. Each Bank shall notify Borrower as promptly as practicable (with a copy thereof delivered to Administrative Agent) of the existence of any event that will likely require the payment by Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such

Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from Borrower pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower as aforesaid, Borrower, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Business Days' prior written notice to such Bank through Administrative Agent, may prepay any affected LIBOR Loan in full or convert such LIBOR Loan to a Prime Rate Loan regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loan, in the event that Administrative Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan are not available to the Banks in the applicable eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, as the case may be, Administrative Agent shall promptly give notice of such determination to Borrower and (a) any notice of a new LIBOR Loan (or conversion of an existing Loan to a LIBOR Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Prime Rate Loan, and (b) Borrower shall be obligated either to prepay, or to convert to a Prime Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by Borrower in payment when due of any amount hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loan which it is committed to make hereunder with moneys obtained in the eurodollar market, the commitment of such Bank to fund such LIBOR Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower and Agents declare that its commitment with respect to such LIBOR Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower and Agents. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower, Agents and the other Banks thereof in writing stating the reasons therefor, and Borrower shall, on the earlier of (a) the last day of the then current Interest Period or (b) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Prime Rate Loan or prepay such LIBOR Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.4 hereof.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         SECTION 3.7. CAPITAL ADEQUACY. To the extent not covered by Article III hereof, if any Bank shall have determined, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction, provided that Borrower's obligation under this Section 3.7 are limited to the parts of such reduction directly related to the Loans. No Bank shall enforce this provision solely against Borrower or against a few of such Bank's customers without in each case generally enforcing these (or similar) provisions in other contracts (provided that, anything herein to the contrary notwithstanding, (a) no Bank shall be required to disclose to any Company the identity of or the nature of the Bank's relationship with, any other of such Bank's customers and (b) a general written statement of Bank regarding the satisfaction of this requirement shall be satisfactory to Borrower). Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.


                        ARTICLE IV. CONDITIONS PRECEDENT

         The obligation of the Banks to make the first Loan hereunder is subject to Borrower satisfying each of the following conditions:

         SECTION 4.1. NOTES. Borrower shall have executed and delivered to each Bank its Tranche A Note, Tranche B Note and Tranche C Note.

         SECTION 4.2. GUARANTIES OF PAYMENT OF DEBT. Each Guarantor of Payment shall have executed and delivered its Guaranty of Payment to Administrative Agent.

         SECTION 4.3. OFFICER'S CERTIFICATE. Borrower and each Guarantor of Payment shall have delivered to each Bank an officer's certificate, in form and substance satisfactory to Administrative Agent, together with (a) certified copies of the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (b) such other corporate governance documents as Administrative Agent shall reasonably request.

         SECTION 4.4. LEGAL OPINION. An opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agents and the Banks, shall have been delivered to each Bank.

         SECTION 4.5. CLOSING, AGENTS', AND LEGAL FEES. Borrower shall have paid
(a) to Administrative Agent, for its sole benefit, such fees as described in the Administrative Agent Fee Letter referenced in Section 2.5 hereof, (b) to Administrative Agent, for the pro rata benefit of the Banks, a facility fee in the amount of One Hundred Fifty Thousand Dollars ($150,000), and (c) all legal fees and expenses of Agents in connection with the preparation and negotiation of the Loan Documents.

         SECTION 4.6. GOOD STANDING CERTIFICATE; LIEN SEARCHES. With respect to Charken Company, Inc., Borrower shall have provided (a) a good standing certificate for such

Company issued by the Secretary of State in the state where such Company is incorporated, and (b) the results of UCC lien, federal and state tax lien and judicial lien searches, satisfactory to Agents.

         SECTION 4.7. NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agents, shall have occurred in the financial condition, operations or prospects of the Companies.

         SECTION 4.8. MISCELLANEOUS. Borrower shall have provided such other items as may be reasonably required by Agents or the Banks.


                              ARTICLE V. COVENANTS

         Borrower agrees that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower shall perform and observe, and shall cause each Company to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall (a) at all times maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated, and (b) within ten (10) days of Administrative Agent or Co-Agent's written request, Borrower shall furnish to Administrative Agent and Co-Agent such information about Borrower's insurance as Administrative Agent or Co-Agent may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Administrative Agent and Co-Agent and certified by a Financial Officer of Borrower.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each Bank:

         (a) within sixty (60) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Parent and Borrower, balance sheets of Parent and Borrower, as of the end of such period and statements of income (loss), shareholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis (consolidated as to Parent and Consolidated as to Borrower, independent of Parent), in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower, subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

         (b) within one hundred twenty (120) days after the end of each fiscal year of Parent and Borrower, an annual audit report of Parent and Borrower for that year prepared on a Consolidated basis (consolidated as to Parent and Consolidated as to Borrower, independent of Parent), in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to the Banks, which report shall include balance sheets and statements of income (loss), shareholders' equity and cash-flow for that period;

         (c) concurrently with the delivery of the financial statements in (a) and (b) above, a Compliance Certificate;

         (d) with the delivery of the quarterly and annual financial statements in (a) and (b) above, a copy of any letter disclosing material weaknesses in the internal controls of Borrower or any Subsidiary of Borrower or such similar writings;

         (e) within ninety (90) days after the end of each fiscal year of Borrower, annual pro-forma projections of the Companies for the then current fiscal year and the next two (2) succeeding fiscal years, to be in form acceptable to Agents;

         (f) as soon as available, copies of all material notices, reports, definitive proxy or other statements and other documents sent by Borrower (or Parent, if applicable) to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (or Parent, if applicable) (in final form) to any securities exchange or over the counter authority or system, or to the Securities and Exchange Commission or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's or Parent's securities; and

         (g) within ten (10) days of Administrative Agent's or Co-Agent's written request, such other information about the financial condition, properties and operations of any Company as Administrative Agent or Co-Agent may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Administrative Agent or Co-Agent, as appropriate, and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to the Company in question) permit Administrative Agent or Co-Agent, or their respective representatives, to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. FRANCHISES. Each Company shall preserve and maintain at all times its existence.

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower and its Subsidiaries. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that an ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agents, deliver or cause to be delivered to Agents true and correct copies of any documents relating to the ERISA Plan of any Company.

         SECTION 5.7. FINANCIAL COVENANTS.

         (a) INTEREST COVERAGE RATIO. Borrower shall not suffer or permit, at any time, the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 1.60 to 1.00, based upon Borrower's financial statements for the most recently completed four (4) fiscal quarters.

         (b) SENIOR FUNDED INDEBTEDNESS TO CAPITALIZATION. Borrower and its Subsidiaries shall not suffer or permit, at any time, the ratio of (i) Total Senior Funded Indebtedness to (ii) Total Capitalization, to exceed .30 to 1.00, based upon Borrower's financial statements for the most recently completed fiscal quarter.

         (c) LEVERAGE RATIO. At any time that the Leverage Ratio Condition exists, Borrower shall not suffer or permit the Leverage Ratio to exceed 5.00 to 1.00.

         SECTION 5.8. BORROWING. Parent shall not create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind, other than Permitted Parent Loans. Neither Borrower nor any Subsidiary of Borrower shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind in violation of any covenant set forth in the terms and conditions of the Indenture.

         SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) any mortgage, security interest or Lien securing only indebtedness incurred to Agents and the Banks;

         (b) any Lien for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (c) any other statutory Lien incidental to the conduct of its business or the ownership of its property and assets that (i) was not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) does not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (d) any Lien on property or assets of a Subsidiary of Borrower to secure obligations of such Subsidiary of Borrower to Borrower or a Guarantor of Payment;

         (e) any purchase money Lien on fixed assets of Borrower or a Subsidiary of Borrower provided that such Lien only attaches to the property being acquired;

         (f) the Liens set forth in SCHEDULE 5.9 attached hereto;

         (g) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company; or

         (h) any Lien on fixed assets that are owned by a Company (other than Parent) as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as such Lien is released within thirty (30) days after the Acquisition.

No Company shall enter into any contract or agreement that would prohibit Agents or the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         SECTION 5.10. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOANS.

         (a) Borrower and its Subsidiaries shall not (i) make or hold any investment in any stocks, bonds or securities of any kind in any Sister Company, or (ii) make or keep outstanding any advance or loan to any Sister Company.

         (b) Without the prior written consent of Agents and the Majority Banks, Borrower and its Subsidiaries shall not (i) make or hold any investment in any stocks, bonds or securities of any kind in any Person that is not Borrower or a Guarantor of Payment, (ii) make or keep outstanding any advance or loan to any Person that is not Borrower or a Guarantor of Payment, or (iii) be or become a Guarantor of any kind, except guaranties securing only Indebtedness of Borrower and its Subsidiaries incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to:

                  (A) Permitted Parent Loans;

                  (B) loans made to a direct or indirect Subsidiary of Borrower, provided that there is compliance with Section 5.18 hereof; or

                  (C) investments in any Person that is not Parent or a Sister Company so long as all such investments do not exceed the aggregate amount of Ten Million Dollars ($10,000,000) at any time.

         (c) Parent shall not (i) make or hold any investment in any stocks, bonds or securities of any kind in any Person which is not Borrower or a Guarantor of Payment, (ii) make or keep outstanding any advance or loan to any Person that is not Borrower or a Guarantor of Payment, or (iii) be or become a Guarantor of any kind, except guaranties securing only Indebtedness of Borrower and its Subsidiaries incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to (A) any investments or loans of Parent that do not exceed the aggregate amount, for all such investments and loans, of Two Million Dollars ($2,000,000) at any time existing or outstanding, or (B) the holding of any stock of any Sister Company.

         SECTION 5.12. MERGER AND SALE OF ASSETS. Without the prior written consent of Agents and the Majority Banks, no Company shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, except that if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary of Borrower may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving corporation), or (ii) one (1) or more Guarantors of Payment, provided that either (A) the continuing or surviving corporation shall be a Wholly-Owned Subsidiary that is a Guarantor of Payment, or (B) after giving effect to any merger pursuant to this subclause
(ii), Borrower and/or one or more Wholly-Owned Subsidiaries that are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving corporation as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) owned of the merged Subsidiary of Borrower immediately prior to such merger,

         (b) any Subsidiary of Borrower may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, (ii) any Wholly-Owned Subsidiary that is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which Borrower and/or one or more Wholly-Owned Subsidiaries, that are Guarantors of Payment, shall own not less than the same percentage of Voting Power as Borrower and/or one or more Wholly-Owned Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary of Borrower making such sale, lease, transfer or other disposition, or

         (c) any Subsidiary with total assets less than One Million Dollars ($1,000,000) may dispose of all or a substantial part of such assets for fair market value.

         SECTION 5.13. ACQUISITIONS. Without the prior written consent of Agents and the Majority Banks, Borrower and its Subsidiaries shall not consummate or permit any Subsidiary of Borrower to consummate any Acquisition, except that Borrower, a Guarantor of Payment or a Subsidiary of Borrower that will become a Guarantor of Payment on or before the day of the Acquisition may consummate an Acquisition so long as all of the following conditions are met:

                  (a) in the case of any Acquisition of a Person for Consideration in excess of Ten Million Dollars ($10,000,000), the aggregate principal amount of all Loans outstanding hereunder, both prior to and immediately after such Acquisition, is less than or equal to One Hundred Twenty Million Dollars ($120,000,000);

                  (b) Borrower, such Guarantor of Payment or such Subsidiary, as applicable, is the surviving entity;

                  (c) the Companies are in full compliance with the Loan Documents both prior to and subsequent to the transaction; and

                  (d) Borrower shall provide to Agents and the Banks, at least ten (10) days prior to such Acquisition, written notice of such Acquisition, and, in addition, in the case of any Acquisition of a Person for Consideration in excess of Five Million Dollars ($5,000,000), historical financial statements of the target entity and a pro forma financial statement of Borrower and its Subsidiaries accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition.

Anything herein to the contrary notwithstanding, if (i) at the time of Borrower's consideration of a proposed Acquisition, the Loans outstanding are in excess of One Hundred Million Dollars ($100,000,000) or (ii) the Loans outstanding are projected to be or will be in excess of One Hundred Million Dollars ($100,000,000) upon the completion of such Acquisition, then Borrower shall calculate a Projected Leverage Ratio. If the Projected Leverage Ratio is in excess of 5.00 to 1.00, then Borrower shall not proceed with the Acquisition without the prior written consent of Agents and the Majority Banks. Furthermore, upon request of Agents at any time with respect to a proposed Acquisition, Borrower shall provide to Agents the calculations of the Proposed Leverage Ratio.

         SECTION 5.14. NOTICE.

         (a) Borrower shall cause a Financial Officer of Borrower to promptly notify Agents and the Banks whenever any Unmatured Event of Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete; and

         (b) Borrower shall provide notice to Agents and the Banks contemporaneously with any notice provided to the trustee or the Senior Subordinated Noteholders under the Indenture or the Senior Subordinated Notes.

         SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise. Borrower shall defend, indemnify and hold Agents and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.

         SECTION 5.16. AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE
5.16 hereto, no Company shall, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of such Company on terms that are less favorable to such Company than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of (a) customary and reasonable directors' fees to directors who are not employees of a Company or any Affiliate of a Company, or (b) any transaction between a Borrower and an Affiliate (if a Guarantor of Payment) which Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and which is not entered into for the purpose of hindering the exercise by Agents or the Banks of their rights or remedies under this Agreement.

         SECTION 5.17. CORPORATE NAMES. No Company shall change its corporate name, unless, in each case, such Company shall provide Agents with at least thirty (30) days prior written notice thereof.

         SECTION 5.18. SUBSIDIARY GUARANTIES. Each Subsidiary or other affiliate of Borrower and its Subsidiaries, created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Administrative Agent a Guaranty of Payment, such agreement to be in form and substance acceptable to Agents and the Majority Banks, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agents; provided, however, that (a) a Subsidiary shall not be required to execute such Guaranty of Payment so long as (i) the total assets of such Subsidiary are less than the amount of One Million Dollars ($1,000,000), and (ii) the aggregate of the total assets of all of such Subsidiaries with total asset values of less than One Million Dollars ($1,000,000) does not exceed the aggregate amount of Two Million Dollars ($2,000,000), and (b) a Subsidiary organized outside of the United States shall not be required to execute a Guaranty of Payment to the extent that such Guaranty of Payment will result in adverse tax consequences for Borrower. In the event that the total assets of any Subsidiary that is not a Guarantor of Payment are at any time equal to or greater than One Million Dollars ($1,000,000), Borrower shall provide Agents and the Banks with prompt written notice of such asset value.

         SECTION 5.19. RESTRICTED PAYMENTS. Neither Borrower nor any Subsidiary of Borrower shall make any Restricted Payment, except that (a) if no Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower may make regularly scheduled payments of interest with respect to any Subordinated Indebtedness; and (b) if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist, Borrower or any Subsidiary of Borrower may make a Restricted Payment so long as the aggregate amount of all Restricted Payments made by Borrower and all of its Subsidiaries does not, from the Closing Date until the Debt has been paid in full and the Commitment terminated, exceed (i) Ten Million Dollars ($10,000,000) less (ii) the amount, if any, of Permitted Parent Loans used by Parent to make Restricted Payments.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants that the statements set forth in this
Article VI are true, correct and complete.

         SECTION 6.1. CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION. Each Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on SCHEDULE 6.1 hereto, which are all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a material adverse effect on the business, operations or condition (financial or otherwise) of such Company. SCHEDULE 6.1 sets forth each Subsidiary of Borrower, its state of incorporation, the location of its chief executive offices and its principal place of business. Except as provided on
SCHEDULE 6.1, Borrower owns all of the capital stock of each of its Subsidiaries.

         SECTION 6.2. CORPORATE AUTHORITY. Each Company has the right and power and is duly authorized and empowered to enter into, execute, deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Company is a party have been duly authorized and approved by such Company's Board of Directors and are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 of this Agreement) upon any assets or property of the Companies under the provisions of the Articles (or Certificate) of Incorporation, Bylaws or Regulations or any agreement of the Companies.

         SECTION 6.3. COMPLIANCE WITH LAWS. Each Company:

         (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in material compliance with all applicable laws relating thereto;

         (b) is in material compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

         (c) is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on SCHEDULE 6.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against Borrower or any of its Subsidiaries, or in respect of which Borrower or any of its Subsidiaries may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining, which as to subsections (a), (b) and (c) hereof, if violated or determined adversely, would have or would be reasonably expected to have a material adverse effect on the business, property or operations (financial or otherwise) of any Company,

         SECTION 6.5. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereto.

         SECTION 6.6. LIENS AND SECURITY INTERESTS. On and after the Closing date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company;
(b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind. No Company has entered into any contract or agreement that exists on or after the Closing Date that would prohibit Agents and the Banks from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of any Company.

         SECTION 6.7. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of Borrower have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower and its Subsidiaries, on a Consolidated basis. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.8. ENVIRONMENTAL LAWS. Each Company is in material compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as disclosed in SCHEDULE 6.4 hereof, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of their knowledge, threatened against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, and no material release, threatened release or disposal of hazardous waste, solid waste or other wastes has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

         SECTION 6.9. EMPLOYEE BENEFITS PLANS. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a): (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a),
(b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203) is not material.

         SECTION 6.10. CONSENTS OR APPROVALS. Except as to the Banks, no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower in connection with the execution, delivery or performance of any of the Loan Documents, which has not already been obtained or completed.

         SECTION 6.11. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agents and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agents and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 6.12. FINANCIAL STATEMENTS. The audited Consolidated financial statements of the Companies for the fiscal year ended December 31, 1997 and the unaudited financial statements of the Companies for the fiscal quarter ended September 30, 1998, furnished to Agents and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies' financial condition as of the dates of such financial statements and the results of their operations for the periods then ending, subject, in case of such unaudited interim statements, to changes from audit and year-end adjustments. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         SECTION 6.13. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loans (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

         SECTION 6.14. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 6.14 hereto, neither Borrower nor any of its Subsidiaries is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its Affiliates; (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety (90) days' notice without liability;
(f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement, which, as to subsections (a) through (g), above, has been violated, breached, or terminated and which violation, breach or termination has had or would be reasonably expected to have a material adverse effect on the business, operation or condition (financial or otherwise) of Borrower and its Subsidiaries on a Consolidated basis.

         SECTION 6.15. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others.

         SECTION 6.16. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with persons engaged in the same businesses as the Companies.

         SECTION 6.17. ACCURATE AND COMPLETE STATEMENTS. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading.

         SECTION 6.18. INDENTURE. (a) No Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) exists, nor will any such Event of Default or Default exist immediately after the granting of any Loan, under the Indenture, the Senior Subordinated Notes or any agreement executed by Borrower in connection therewith; (b) no Company has incurred (as defined in the Indenture) any Designated Senior Indebtedness (as defined in the Indenture) other than the Debt; (c) the Debt constitutes Permitted Indebtedness (as defined in the Indenture); and (d) no Company has "incurred" (as defined in the Indenture) either prior to or after the granting of any Loan, any Indebtedness (as defined in the Indenture) in violation of Section 4.06 (Limitation on Additional Indebtedness) of the Indenture.

         SECTION 6.19. NEW CREDIT FACILITY. This Agreement (a) constitutes "New Credit Facility" (as defined in the Indenture), and (b) is a replacement of the Credit Agreement dated as of April 11, 1995, as amended, among Borrower, KeyBank National Association (successor by merger to Society National Bank), as Agent, and the banking institutions listed on Annex 1 attached thereto], and the Credit Agreement dated as of January 14, 1998 among Borrower, KeyBank National Association, as Administrative Agent, The Huntington National Bank, as Co-Agent, and the banking institutions listed on Schedule 1 attached thereto.

         SECTION 6.20. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

         SECTION 6.21. YEAR 2000 COMPLIANCE. Except as disclosed on SCHEDULE
6.21 hereto, each Company's Computer Systems are, or have been modified to be, Year 2000 Compliant, except to the extent that noncompliance will not cause or result in a material adverse effect to the business, operations or condition (financial or otherwise) of the Companies taken as a whole.


                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If the principal of or interest on any Note or any commitment or other fee shall not be paid in full punctually when due and payable and shall remain unpaid for a period of five (5) consecutive Business Days.

         SECTION 7.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7 or 5.12 hereof.

         SECTION 7.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Administrative Agent, Co-Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect; provided, however, that with respect to Sections 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.13, 6.14, 6.15, 6.16 and 6.21
hereof, such inaccuracy shall not constitute an Event of Default if it is corrected within thirty (30) days after the giving of written notice thereof to Borrower by Administrative Agent or Co-Agent that the specified Unmatured Event of Default is to be remedied.

         SECTION 7.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations, of Five Hundred Thousand Dollars ($500,000) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) the Majority Banks determine could have a material adverse effect on the financial condition of the Companies when taken as a whole, or (b) results in a Lien on any of the assets of any Company in excess, for all such Liens of Five Hundred Thousand Dollars ($500,000).

         SECTION 7.7. CHANGE IN MANAGEMENT/CONTROL. If (a) any Change of Control shall occur, (b) Edward F. Crawford or his immediate family shall cease to own or control, directly or indirectly, at least twenty percent (20%) of the voting stock of Borrower, or (c) either (i) Edward F. Crawford shall cease to perform his role as chief executive officer of Borrower, or (ii) Edward F. Crawford shall die or become incompetent and, within one hundred eighty (180) days thereafter, Borrower shall not have selected a replacement Chief Executive Officer with the expertise and management skills, in the sole opinion of the Majority Banks, necessary for the successful management of the Companies.

         SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments shall exceed Five Hundred Thousand Dollars ($500,000).

         SECTION 7.9. DESIGNATED SENIOR INDEBTEDNESS/ PERMITTED INDEBTEDNESS. If
(a) any Company shall incur or permit to exist any Designated Senior Indebtedness (as defined in the Indenture) other than the Debt, or (b) the Debt shall cease to be Permitted Indebtedness (as defined in the Indenture).

         SECTION 7.10. INDENTURE. If (a) any Event of Default (as defined in the Indenture), or any event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default (as defined in the Indenture), shall exist under the Indenture, the Senior Subordinated Notes or any agreement executed by Borrower in connection therewith, (b) without the prior written consent of Agents and the Majority Banks, the Indenture or the Senior Subordinated Notes shall be amended or modified in any respect, or (c) the Senior Subordinated Notes shall be accelerated for any reason.

         SECTION 7.11. VALIDITY OF LOAN DOCUMENTS. (a) The validity, binding effect or enforceability of any Loan Document against Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (b) Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (c) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative.

         SECTION 7.12. SOLVENCY. If any Company or any Obligor shall (a) discontinue business, (b) generally not pay its debts as such debts become due,
(c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.


                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 or 7.11 hereof shall occur, the Majority Banks shall have the right in their discretion, by directing Administrative Agent, on behalf of the Banks, to give written notice to Borrower, to:

         (a) terminate the Commitment and the credits hereby established, if not previously terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.12 hereof shall occur:

         (a) all of the Commitment and the credits hereby established shall automatically and immediately terminate, if not previously terminated, and no Bank thereafter shall be under any obligation to grant any further Loan hereunder, and

         (b) the principal of and interest then outstanding on all Notes, and all of the Debt to the Banks, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         SECTION 8.3. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.12 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 8.4 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

         SECTION 8.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Debt (except under Article III hereof), it shall purchase from the other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Debt owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower in the amount of such participation.

                             ARTICLE IX. THE AGENTS

         The Banks authorize Administrative Agent and Co-Agent, and Administrative Agent and Co-Agent hereby agree, to act as agents for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Administrative Agent and Co-Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agents by the terms hereof, together with such powers as are reasonably incidental thereto. None of Administrative Agent, Co-Agent or any of their respective directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Except as set forth in this Agreement, neither Administrative Agent nor Co-Agent shall have the ability to act on behalf of the other except with the express consent of the other.

         SECTION 9.2. NOTE HOLDERS. Agents may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agents.

         SECTION 9.3. CONSULTATION WITH COUNSEL. Agents may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 9.4. DOCUMENTS. Agents shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agents shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 9.5. AGENTS AND AFFILIATES. With respect to the Loans, Agents shall have the same rights and powers hereunder as any other Bank and may exercise the same as though they were not Agents, and Agents and their respective affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or affiliate thereof.

         SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agents shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agents has been notified by a Bank in writing that such Bank believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION 9.7. ACTION BY AGENTS. So long as Agents shall be entitled, pursuant to Section 9.6 hereof, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agents shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agents shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agents shall have acquired actual knowledge of any Unmatured Event of Default or Event of Default, Agents shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Majority Banks shall direct and Agents shall inform the other Banks in writing of the action taken. Agents may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 9.9. INDEMNIFICATION OF AGENTS. The Banks agree to indemnify Agents (to the extent not reimbursed by Borrower), ratably according to their Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agents in their capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agents with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agents' respective gross negligence, willful misconduct or from any action taken or omitted by Agents, or either thereof, in any capacity other than as agent under this Agreement.

         SECTION 9.10. SUCCESSOR AGENT. Administrative Agent or Co-Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrower and the Banks. If Administrative Agent or Co-Agent shall resign under this Agreement, then whichever of Agents which shall not have resigned shall fulfill the roles of both Administrative Agent and Co-Agent. If both Agents shall resign under this Agreement, then (a) the Majority Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld or delayed), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the notice to the Banks of the resignation, then Agents shall appoint a successor agent (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld or delayed) who shall serve as agent until such time as the Majority Banks appoint a successor agent (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld or delayed). Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Administrative Agent", "Co-Agent" and "Agents" shall mean such successor effective upon its appointment, and any former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or agents or any of the parties to this Agreement.


                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that neither Administrative Agent nor Co-Agent has made any representations or warranties, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Administrative Agent or Co-Agent, as the case may be, and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extensions of credit hereunder, and agrees that neither Administrative Agent nor Co-Agent have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Administrative Agent or Co-Agent, or both, to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter.

         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agents, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 10.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing provision to the contrary, the consent of the holders of eighty-one percent (81%) of the amount of the Commitment, or, if there is borrowing hereunder, the holders of eighty one percent (81%) of the amount of the Notes, shall be required with respect to Section 5.7 hereof. Furthermore, anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder, (b) the extension of maturity of the Notes, the payment date of interest thereunder, or the payment of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of commitment or other fees or amounts payable hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Majority Banks definition in this Agreement, (e) the release of any Guarantor of Payment, any collateral or any other security for the Debt (if any), or (f) any amendment to this Section 10.3 or Section 8.4 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

         SECTION 10.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all reasonable costs and expenses of Agents, including, but not limited to, (a) administration and out-of-pocket expenses, including, but not limited to reasonable attorneys' fees and expenses, of Administrative Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agents in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for the Banks, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) all costs and expenses, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, the Loan Documents or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 10.6. INDEMNIFICATION. Borrower agrees to defend, indemnify and hold harmless Agents and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent, Co-Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank, Administrative Agent or Co-Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their affiliates; provided that no Bank, Administrative Agent nor Co-Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section
10.6 shall survive any termination of this Agreement.

         SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agents or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and Agents or any Bank shall not have any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 10.9. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agents and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, Agents and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agents and all of the Banks.

         SECTION 10.10. ASSIGNMENTS/PARTICIPATIONS.

         A. Assignments of Commitment. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any participation purchased pursuant to Section 8.4; provided, however, in each such case, that the assignor and the assignee shall have complied with the following requirements:

         (i) Prior Consent. No assignment may be consummated pursuant to this
Section 10.10 without the prior written consent of Borrower and Agents (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly-owns, either directly or indirectly, such Bank), which consent of Borrower and Agents shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment any Unmatured Event of Default or Event of Default shall have occurred. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

         (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

         (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Administrative Agent, for its own account, an administrative fee of Three Thousand Dollars ($3,000). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (A) cause the assignee to execute and deliver to Borrower and Administrative Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Administrative Agent such additional amendments, assurances and other writings as Administrative Agent may reasonably require;

         (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Administrative Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Administrative Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Administrative Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Administrative Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Administrative Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, Borrower shall execute and deliver (A) to Administrative Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         Upon satisfaction of the requirements set forth in (i) through (iv), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and SCHEDULE 1 hereof shall be automatically amended, without further action, to reflect the result of any such assignment.

         Administrative Agent shall maintain at its address referred to in
Section 10.4 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agents and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agents or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's participations, if any, purchased pursuant to Section 8.4 or this Section 10.10B.

         The provisions of Article III and Section 10.6 shall inure to the benefit of each purchaser of a participation or sub-participation and Administrative Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         If any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against

Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

                  (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

                  (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

                  (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS; ATTACHMENTS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be deemed to be a part hereof.

         SECTION 10.12. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 10.13. ENTIRE AGREEMENT. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or referred to herein or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof. This Agreement is intended to, and Borrower, Agents and the Banks agree that this Agreement shall, (a) constitute "New Credit Facility" (as defined in the Indenture), and (b) be a replacement of the Credit Agreement dated as of April 11, 1995, as amended, among Borrower, KeyBank National Association (successor by merger to Society National Bank), as Agent, and the banking institutions listed on Annex 1 attached thereto, and the Credit Agreement dated as of January 14, 1998 among Borrower, KeyBank National Association, as

Administrative Agent, The Huntington National Bank, as Co-Agent, and the banking institutions listed on Schedule 1 attached thereto.

         SECTION 10.14. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page intentionally left blank.]

         SECTION 10.15. JURY TRIAL WAIVER. BORROWER, AGENTS AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENTS' OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENTS AND THE BANKS, OR ANY THEREOF.


Address: 23000 Euclid Avenue                PARK-OHIO INDUSTRIES, INC.
         Euclid, Ohio 44117
         Attention: Corporate Secretary     By: /s/ James S. Walker
                                               -------------------------------
                                               James S. Walker, Vice President

                                            and /s/ Ronald J. Cozean
                                               ------------------------------
                                                 Ronald J. Cozean, Secretary


Address: Key Center                         KEYBANK NATIONAL ASSOCIATION,
         127 Public Square                  as a Bank and as Administrative Agent
         Cleveland, Ohio  44114-1306
         Attention:  Commercial Loans-      By: /s/ Kenneth M. Merhar
         Cleveland District                    ---------------------------------
                                               Kenneth M. Merhar, Vice President


Address: Huntington Building                THE HUNTINGTON NATIONAL BANK,
         917 Euclid Avenue                  as a Bank and as Co-Agent
         Cleveland, Ohio  44115
         Attention:  Commercial             By: /s/ Timothy M. Ward
         Banking Division                      --------------------------------
                                               Timothy M. Ward, Vice President





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